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                                                                    EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of Netrix Corporation of our report dated February 11, 1998, except as to the segment information for the years ended December 31, 1997 and 1996 presented in Note 8, for which the date is March 26, 1999, on our audits of the consolidated financial statements of OpenRoute Networks, Inc. as of December 31, 1997 and 1996, and for the two years ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                        /S/ PricewaterhouseCoopers LLP



Boston, Massachusetts
February 10, 2000